Exhibit 10.3

TRANSITION SERVICES AGREEMENT
This TRANSITION SERVICES AGREEMENT (“Agreement”) is entered into on November 17, 2015 by and between Cogent Energy Solutions, LLC, a Delaware limited liability company (“Contractor”), and Casper Crude to Rail, LLC, a Wyoming limited liability company (the “Company”). Contractor and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, on October 12, 2015, Contractor’s Affiliate, Casper Crude to Rail Holdings, LLC, a Delaware limited liability company (“Seller”), and USDP CCR LLC, a Delaware limited liability company “Buyer”), entered into a Membership Interest Purchase Agreement (as amended or otherwise modified, the “Membership Interest Purchase Agreement”), pursuant to which Seller agreed to sell all of the issued and outstanding membership interests of the Company to Buyer; and
WHEREAS, prior to the Closing, Contractor operated the Company and provided certain services with respect to the Company; and
WHEREAS, to effect the orderly transfer of the Company from Seller to Buyer, Buyer desires that Contractor provide to the Company certain transition services in accordance with the terms of this Agreement.
NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms in this Agreement have the meanings given to such terms in the Membership Interest Purchase Agreement.
1.    SCOPE OF SERVICES. Effective as of the Closing Date, Contractor will provide to the Company the services described on Exhibit A attached hereto (each, a “Service” and collectively, the “Services”).
2.    INFORMATION. The Company agrees to provide Contractor in a timely manner with any information reasonably necessary for Contractor to provide the Services hereunder.
3.    LIMITATION ON SERVICES. Notwithstanding anything to the contrary in this Agreement, in no event shall Contractor be obligated hereunder in connection with the performance of its obligations under this Agreement to: (a) unless otherwise agreed to between the Parties in writing, provide Services that Contractor did not perform for the Company prior to the Closing Date or perform any such Services in a manner substantially different from the manner in which Contractor performed such Services for the Company prior to the Closing Date; (b) provide any records, information, or data in any form or format except that in which Contractor currently maintains such records, information, or data; (c) make modifications to its existing systems or properties; (d) acquire additional assets, equipment, rights, or properties (including computer equipment, software, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property) that are not in the ordinary course of operations of Contractor; (e) hire additional employees; (f) pay any costs related to the transfer or conversion of data from Contractor or its Affiliates to the Company;

or (g) incur any obligations or liabilities, except, in each case, as expressly set forth in this Agreement or the Membership Interest Purchase Agreement.
Notwithstanding anything herein to the contrary, the Company acknowledges that (a) Contractor is not a professional provider of the types of services included in the Services; (b) the personnel providing such Services may have other responsibilities to the business of Contractor and its Affiliates to which said personnel are required to devote substantial time that may take priority over the provision of Services from time to time, to the extent consistent with Contractor’s past practices in such regard; (c) such personnel will not be dedicated full-time to performing the Services; and (d) certain personnel of Contractor may leave the employment of Contractor or terminate their employment or contract with Contractor during the term of this Agreement; provided, however, that Contractor shall use its commercially reasonable efforts to mitigate any interruption in Services resulting from such departures and to resume as soon as reasonably practicable the Services in the manner agreed hereunder. The Company acknowledges that all Services to be provided under this Agreement shall be provided by Contractor to the extent that such Services do not unreasonably interfere with the ongoing business and operations of Contractor and its Affiliates, to the extent consistent with Contractor’s or such Affiliate’s past practices, and the loss of any Contractor’s personnel may materially impede Contractor’s ability to perform its obligations hereunder. Except as provided above, Contractor makes no representation or warranty regarding the ability of Contractor to retain any employees, contractors, or subcontractors and Contractor shall have no liability as to the result of the loss of any such employees, contractors, or subcontractors. Contractor shall not be responsible for the accuracy of any information filed with any governmental authority or furnished to the Company or to any of the Company’s employees for inclusion in any reports or for results obtained by use of any inaccurate information so filed or furnished, except, in each case, to the extent such information is provided or furnished by Contractor or one of its Affiliates.
4.    STANDARD OF PERFORMANCE. Subject to the terms of this Agreement, Contractor shall perform, or cause to be performed, the Services in a manner that is substantially similar in nature, timing and quality, and with the same degree of skill, prudence and care, as the actions comprising the Services were previously performed by Contractor in accordance with past practices prior to the Closing Date; provided, however, in no event shall Contractor have any obligations or liability hereunder except to the extent expressly set forth herein. Further, if the Company fails to consent to any reasonable request made by Contractor hereunder or fails to provide Contractor with any reasonably necessary information required by Contractor as contemplated in Section 3 above, Contractor shall be excused from the performance of, and shall bear no liability associated with, the Services that Contractor sought to perform in connection with such consent request or that are dependent upon the information requested.
5.    TERMINATION. The term of this Agreement shall commence on the execution date hereof and will continue thereafter for a period three months (the “Initial Term”), after which the term of this Agreement shall be extended on a month to month basis (each a “Renewal Term”); provided that, upon not less than thirty (30) days prior written notice to Contractor, the Company may terminate the Services (in whole or in part) as of the expiration of the Initial Term or any Renewal Term; provided, further, that in no event shall the term of this Agreement extend beyond the six month anniversary of the date hereof. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term”.

6.    PAYMENTS. The Company shall pay Contractor a fee of $30,000 per month (the “Fee”) for performance of the Services hereunder. Contractors shall send the Company an invoice for the Fee owed by the Company for the Services provided during the prior calendar month (pro rated for any partial month). No later than the tenth (10th) Business Day after its receipt of such invoice, the Company shall pay Contractor the Fee set forth on such invoice. If the Company fails to pay any amounts owed under this Agreement when due, such amounts shall accrue interest at an interest rate of the Prime Rate as published from time to time in the Wall Street Journal plus two percent (2%), or the highest rate permitted by applicable law, whichever is lower, from the due date until paid. For such time as any employees of or consultants or subcontractors to Contractor (or any subcontractor) are providing the Services to Company under this Agreement, (a) such employees or consultants will remain employees or consultants of Contractor (or any subcontractor), as applicable, and shall not be deemed to be employees of or consultants to the Company for any purpose, and (b) Contractor shall be solely responsible for the payment and provision of all compensation, wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment or engagement.
7.    CONFIDENTIALITY. During the term of this Agreement and for a period of two (2) years thereafter, Contractor shall, and shall cause each member of the Contractor Group to, hold in confidence (and not disclose or provide access to any other Person) and not use, except in each case for the benefit of the Company and as reasonably required in providing the Services contemplated by this Agreement, any and all confidential or proprietary information provided by the Company to the Contractor Group in connection with the Services, whether written or oral, concerning the Company, except to the extent that Contractor can show that such information: (i) is generally available to and known by the public other than as a result of a violation of this Agreement by a member of the Contractor Group; (ii) was lawfully acquired by a member of the Contractor Group from and after the Closing Date from sources which are not known to such member of the Contractor Group to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (iii) was independently developed by a member of the Contractor Group without use of any such confidential information. If a member of the Contractor Group is compelled to disclose any such confidential information by judicial or administrative process or by other requirements of law, such disclosure shall not be a breach of this Agreement, so long as Contractor promptly notifies the Company in writing (if legally permissible) and discloses only that portion of such confidential information which Contractor is advised by its counsel is legally required to be disclosed; provided, however, that Contractor shall use commercially reasonable efforts to cooperate with the Company, at the sole cost and expense of the Company, so that the Company may obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such confidential information.
8.    DISCLAIMER OF WARRANTIES. NOTWITHSTANDING ANY OTHER TERMS IN THIS AGREEMENT, CONTRACTOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PERFORMANCE OR RESULTS OF THE SERVICES. FURTHER, CONTRACTOR EXPRESSLY DISCLAIMS, AND THE

COMPANY AGREES THAT CONTRACTOR SHALL BE FREE FROM, ALL LIABILITY AND RESPONSIBILITY TO THE COMPANY FOR ANY REPRESENTATION, WARRANTY, STATEMENT, OR INFORMATION WITH RESPECT TO THE SERVICES THAT IS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE COMPANY OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS, OR REPRESENTATIVES PURSUANT TO THE TERMS OF THIS AGREEMENT (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR OTHER ADVICE THAT MAY HAVE BEEN PROVIDED TO THE COMPANY PURSUANT TO THE TERMS OF THIS AGREEMENT BY ANY MEMBER OF THE CONTRACTOR GROUP).
9.    LIABILITY AND INDEMNITY. THE COMPANY HEREBY RELEASES CONTRACTOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, STOCKHOLDERS, AND CONTRACTORS (INCLUDING THE EMPLOYEES AND OFFICERS OF SUCH CONTRACTORS) (COLLECTIVELY “CONTRACTOR GROUP”) FROM, AND SHALL FULLY PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF OR RESULTING FROM THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING ANY AND ALL LOSSES RELATING TO (A) INJURY OR DEATH OF ANY PERSON(S) WHOMSOEVER, (B) DAMAGES TO OR LOSS OF ANY PROPERTY OR RESOURCES, (C) BREACH OF CONTRACT, (D) COMMON LAW CAUSES OF ACTION SUCH AS NEGLIGENCE, STRICT LIABILITY, NUISANCE, OR TRESPASS, OR (E) FAULT IMPOSED BY STATUTE, RULE, REGULATION OR OTHERWISE; PROVIDED, HOWEVER, THAT THIS SECTION 10 SHALL NOT APPLY TO LOSSES ARISING OUT OF OR RESULTING FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE CONTRACTOR GROUP.
10.    ASSIGNABILITY. Neither the Company nor Contractor shall assign or sublease any rights or obligations under this Agreement without the prior written consent of the non-assigning Party, except to an Affiliate of the assigning Party. This restriction shall not affect Contractor’s right to engage Contractor’s Affiliates and third party contractors and their respective employees to perform the Services. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns, and legal representatives.
11.    FORCE MAJEURE.

(a)
If any member of Contractor Group is rendered unable, wholly or in part, by Force Majeure (as defined in Section 12(c) herein) to carry out its obligations under this Agreement, Contractor will give the Company written notice of the Force Majeure as soon as reasonably practicable together with all reasonably requested information relating thereto; thereupon, the obligations of Contractor, so far as they are affected by Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure, and the Company shall not be required to pay any Fee with respect to such suspended obligations for the duration of the Force Majeure. Contractor will use its commercially reasonable efforts to remove the Force Majeure situation as quickly as practicable.

(b)
The Parties agree that, solely with respect to Section 12(a), the term “commercially reasonable efforts” excludes the settlement of strikes, lockouts, or other labor difficulty by the Party involved contrary in a manner contrary to such Party’s lawful past practices.

(c)
The term “Force Majeure” as here employed shall mean occurrences beyond the reasonable control of Contractor, which Contractor was unable to prevent by the exercise of reasonable diligence at a reasonable cost and includes, without limiting the generality of the foregoing, acts of God, strikes, lockouts, or other industrial disturbance, acts of the public enemy, wars, terrorism, blockades, public riots, insurrections, epidemics, lightning, fires, storm, floods, landslides, explosions, earthquakes, tornados, governmental action, governmental delay, civil disturbances, sabotage, malicious mischief, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, refusal or inability of resale purchaser(s) or transporter(s) to take deliveries due to events of Force Majeure, inability of Contractor to obtain rights-of-way, necessary materials, supplies, or permits (to the extent not caused by the failure of Contractor to pay for or negligence to obtain such rights-of-way, necessary materials, supplies or permits), any order, directive, or restraint issued or imposed by an governmental authority, regulatory body or court having jurisdiction.

12.    DAMAGES WAIVER. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED; AND EACH PARTY DOES HEREBY WAIVE ANY RIGHTS THAT IT MAY HAVE TO SEEK ANY SUCH DAMAGES FROM THE OTHER PARTY, EXCEPT TO THE EXTENT SUCH DAMAGES ARE INCLUDED IN ANY ACTION BY A THIRD PARTY AGAINST A PARTY TO WHOM INDEMNITY IS OWED BY THE OTHER PARTY HEREUNDER. THE WAIVER OF DAMAGES CONTAINED IN THIS SECTION 13 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.
13.    GOVERNING LAW.

(a)	This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to conflicts of law provisions.

(b)
ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE CITY OF WILMINGTON AND COUNTY OF NEW CASTLE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING

IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

14.    EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copies or.pdf or other electronic transmission hereof or signature hereon shall, for all purposes, be deemed originals.
15.    INDEPENDENT CONTRACTOR. In its performance of Services, all members of Contractor Group shall be considered independent contractors. Nothing in this Agreement is intended to create, or shall be construed as creating, a partnership, joint venture, association for profit, or other business entity between or among the Parties, and for federal and state income tax purposes, the Parties do not intend that the provisions of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, apply to the transactions described in this Agreement. It is expressly understood and agreed that this Agreement is a purely commercial transaction between the Parties, and that nothing herein shall operate to create any fiduciary duty which a Party shall owe to the other Party.
16.    SURVIVAL. Notwithstanding anything to the contrary in this Agreement, the terms of Sections 5, 7, 8, 9, 10, 13, 14, and this Section 17 shall survive indefinitely beyond the expiration of the Term of this Agreement, except with respect to the obligations of the Contractor Group provided in Section 8 which shall terminate as of the end of the period set forth therein.
17.    ENTIRE AGREEMENT. This Agreement (together with the Exhibits hereto) constitute the entire agreement among the Parties and supersede any other agreements, whether written or oral, that may have been made or entered into by the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.
18.    SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties to the greatest extent legally permissible.
19.    NOTICES. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by telex or facsimile transmission (provided any such telex or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown next to such party’s signature to this Agreement. Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours, or upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be.
[signature page follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the day and year first set forth above.
CONTRACTOR
COGENT ENERGY SOLUTIONS, LLC
Address:
3100 Timmons Lane, Suite 210
Houston, TX 77027
Attn: Randall Balhorn and Steve Magness

By: /s/ Randall D. Balhorn
Name: Randall D. Balhorn
Title: Manager
COMPANY
CASPER CRUDE TO RAIL, LLC
Address:
3100 Timmons Lane, Suite 210
Houston, TX 77027
Attn: Randall Balhorn and Steve Magness

By: /s/ Randall D. Balhorn
Name: Randall D. Balhorn
Title: Authorized Person

Signature Page to Transition Services Agreement

Exhibit A
Services
Product / Inventory Accounting
General Accounting & Reporting
IT Support
Customer Service